Exhibit 10.2

October 26, 2010

Mr. Jeffrey A. Desich

President
Equity Trust Company
Equity Administrative Services, Inc. Sterling Administrative Services, LLC 225 Burns Road
Elyria, OH 44035

Re:
Amended and Restated Subaccounting Agreement dated June 27, 2009, as amended, between United Western Bank, Equity Trust Company, Equity Administrative Services, Inc. and Sterling Administrative Services, LLC (the “Subaccounting Agreement”)

Dear Mr. Desich:

United Western Bank (the “Bank”), Equity Trust Company (“ETC”), Equity Administrative Services, Inc. (“EAS”) and Sterling Administrative Services, LLC (“SAS” and, collectively with EAS, the “Companies”) are parties to the above referenced Subaccounting Agreement, whereby, among other things, ETC and the Companies maintain Bank Accounts at Bank for the benefit of Custodial Account Holders and the Companies act as agent for Bank to provide Custodial Account Holder record keeping and certain other services with respect to the account activity by Custodial Accounts and balances maintained in the Bank Accounts by the individual Custodial Accounts.

Bank’s parent company, United Western Bancorp, Inc. (“UWBK”) is currently in negotiations to enter into a binding agreement (the “Capital Investment Agreement”) with various investors pursuant to which such investors will purchase equity capital of UWBK, for an aggregate purchase price in excess of $200 million.  As a condition to entering into the Capital Investment Agreement, the investors have requested that ETC and the Companies enter into this letter agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Notwithstanding anything to the contrary in the Subaccounting Agreement, and subject to the terms and conditions of this letter agreement, during the Restricted Period (defined below), ETC and the Companies agree not to exercise their right to terminate the Subaccounting Agreement in accordance with the last sentence of Section 11 of the Subaccounting Agreement in the event Bank were to file with the Office of Thrift Supervision any thrift financial report, or replacement or successor report if not a thrift financial report, which reports reflects that the Bank is “undercapitalized”, as defined in 12 C.F.R. § 565.4(b)(3).  For the avoidance of doubt, ETC and the Companies are not waiving any right, during the Restricted Period or otherwise, to terminate the Subaccounting Agreement in the event Bank were to file a report reflecting that Bank is “significantly undercapitalized” or “critically undercapitalized”, as defined in 12 C.F.R. § 565.4(b)(4) and (5), respectively.   “Restricted Period” means the period beginning as of the date the Capital Investment Agreement is entered into and ending on the earlier of (a) the date the Capital Investment Agreement is terminated, (b) the date the transactions contemplated by the Capital Investment Agreement are consummated (the “Capital Transaction Closing”), and (c) December 31, 2010.  Bank shall notify ETC if and when the Capital Investment Agreement is entered into or is terminated or the Capital Transaction Closing occurs, in each case within 48 hours after the event occurs.

The covenants and agreements set forth in this letter agreement shall be null and void and of no further effect if the Capital Investment Agreement is not entered into on or before November 15, 2010.  The parties agree that all other terms and conditions of the Subaccounting Agreement shall remain in full force and effect and the parties reaffirm the same. This letter agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors, assigns (including any direct or indirect successor by merger or consolidation) and administrators.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Subaccounting Agreement.

The duly authorized parties designated below hereby signify their agreement with the terms and conditions contained herein through execution of this letter agreement by signing as indicated below.

Sincerely,

UNITED WESTERN BANK

By: /s/ James R. Peoples
Name: James R. Peoples
Title: Chairman of the Board and Chief Executive Officer

EQUITY ADMINISTRATIVE SERVICES INC.

By: /s/ Michael Dea
Name: Michael Dea
Title: CFO

STERLING ADMINISTRATIVE SERVICES INC.

By: /s/ Michael Dea
Name: Michael Dea
Title: CFO

EQUITY TRUST COMPANY

By: /s/ Michael Dea
Name: Michael Dea
Title: CFO